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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 14, 1996, and to all references to our Firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP
                                          -----------------------


                                          ARTHUR ANDERSEN LLP

Chicago, Illinois

January 24, 1997